                                                                    EXHIBIT 99.3



                                VOTING AGREEMENT


PARTIES:          The Shareholder Listed on the Signature Page ("Shareholder")


                  SUNGARD DATA SYSTEMS INC.
                  a Delaware corporation ("S Company")
                  1285 Drummers Lane
                  Wayne, Pennsylvania 19807


DATE:             March 9, 1999


BACKGROUND:       Shareholder is a shareholder of Oshap Technologies Ltd., a corporation formed under the laws of the State of Israel (the "Company"). S Company and the Company have entered into an Agreement dated as of the date hereof (the "Agreement"), which has attached thereto the related Plan of Arrangement ("Plan"). The Agreement provides (subject to the conditions set forth therein) for the exchange of S Company Shares for Company Ordinary Shares as set forth in the Agreement (the "Arrangement"). The Agreement contemplates that, upon consummation of the Arrangement, (i) holders of Company Ordinary Shares will receive S Company Shares in exchange for their Company Ordinary Shares and Company Options and (ii) the Company will become a wholly owned subsidiary of S Company. It is accordingly contemplated that Shareholder will receive S Company Shares in the Arrangement. As a condition to the willingness of S Company and Company to enter into the Agreement, S Company has required that the Shareholder enter into, and in order to induce S Company to enter into the Agreement the Shareholder has agreed to enter into, this Voting Agreement (the "Voting Agreement").

         INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

         1.   Certain Definitions

              (a) All capitalized terms used but not otherwise defined in this Voting Agreement have the meanings ascribed to such terms in the Agreement.

              (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Agreement is validly terminated pursuant to Section 9.1 thereof, and (ii) the Effective Date.

              (c) A Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if the Shareholder: (i) is a record owner of such security; or (ii) is a "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security unless such beneficial ownership is due solely to an agreement between the Shareholder and another holder of Company Ordinary Shares that grants to Shareholder voting power with respect to such security on matters other than the Arrangement.

              (d) The "Record Date" for a particular matter shall be the date fixed for persons entitled: (i) to receive notice of, and to vote at, a meeting of the shareholders of the Company called for the purpose of voting on such matter; or (ii) to take action by written consent of the shareholders of the Company with respect to such matter.

              (e) "Subject Securities" shall mean: (i) all securities of the Company (including the Company Ordinary Shares and all options, warrants and other rights to acquire Company Ordinary Shares) Owned by the Shareholder (individually or jointly) as of the date of this Voting Agreement; and (ii) all additional securities of the Company (including all additional Company Ordinary Shares and all additional options, warrants and other rights to acquire Company Ordinary Shares) of which the Shareholder (individually or jointly) acquires Ownership during the period from the date of this Voting Agreement through the Expiration Date.

              (f) A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly; (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security including, without limitation, transfers of such security to the shareholders, partners or equity holders of such person as a dividend or other distribution; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein including, without limitation, an agreement or commitment contemplating the possible transfer of such security to the shareholders, partners, or equity holders of such person as a dividend or distribution.

       2.     Transfer of Subject Securities

              (a) Transferee of Subject Securities to be Bound by this Voting Agreement. The Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities Owned by Shareholder to be effected unless each person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have:
(a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A; and (b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

              (b) Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities Owned by Shareholder is deposited into a voting trust; and (b) no proxy is granted, and no agreement or similar agreement is entered into, with respect to any of the Subject Securities Owned by Shareholder.

       3.     Voting of Shares.

              (a) Agreement. Shareholder covenants and agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at the Company Shareholders Meetings and the Optionholders Meetings, however called, and at every adjournment or postponement thereof, and in any written action by consent of the shareholders of the Company, unless otherwise directed in writing by S Company, Shareholder shall (i) appear, or cause the holder of record as of the Record Date to appear at such meetings for the purpose of establishing a quorum, and
(ii) vote or cause to be voted all issued and outstanding Subject Securities, including Company Ordinary Shares, that are Owned by Shareholder (individually or jointly) as of the Record Date: in favor of the Arrangement, the execution and delivery by the Company of the Agreement and the Plan and the adoption and approval of the terms thereof and in favor of the other related transactions and each of the actions contemplated by the Agreement and the Plan and any action by the Company reasonably required in furtherance thereof.

          (b) Proxy. Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to S Company a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Securities, including Company Ordinary Shares, referred to herein and held of record by Shareholder (the "Proxy"). As soon as practicable after the execution of this Voting Agreement, Shareholder shall use its reasonable best efforts to cause to be delivered to S Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any issued and outstanding Subject Securities, including Company Ordinary Shares, that are owned beneficially (but are not owned of record) by Shareholder.

     4.   No Solicitation.

          (a) Shareholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall ensure that no officer, director, employee and investment banker, attorney or other agent retained by or acting on behalf of Shareholder, shall: (i) solicit, initiate or induce the making, submission or announcement of any Acquisition Proposal; (ii) furnish any information regarding the Company to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any person with respect to any Acquisition Proposal.

          (b) Shareholder shall immediately cease any existing discussions with any person that relate to any Acquisition Proposal.

          (c) Notwithstanding the restrictions set forth in this Section 4, if Shareholder is a director or officer of the Company, this Section 4 shall not prevent Shareholder from taking any action that is consistent with the terms of the Agreement.

     5. Representations and Warranties of Shareholder. Shareholder represents and warrants to S Company as follows:

          (a) Authorization. Shareholder has the full right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his, her or its obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with its terms.

          (b)    No Conflicts, Required Filings and Consents.

                 (i) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy, by Shareholder will not: (A) conflict with or violate any law, order, decree or judgment applicable to Shareholder or by which he, she, it or they or any of his, her, its or their properties are bound or affected; or (B) result in any breach of or constitute a default or breach (immediately or after the giving of notice, passage of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his, her or its properties is bound or affected. The undersigned hereby consents to other shareholders of the Company entering into agreements similar to this Voting Agreement.

                 (ii) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent, approval or waiver of any person.

          (c) Title to Subject Securities. As of the date hereof, Shareholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding Company Ordinary Shares set forth below Shareholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire Company Ordinary Shares set forth below Shareholder's name on the signature page hereof, and does not directly or indirectly own, any Company Ordinary Shares, or any option, warrant or other right to acquire any Company Ordinary Shares, other than the shares and options, warrants and other rights set forth below such Shareholder's name on the signature page hereof.

          (d) Accuracy of Representations. The representations and warranties of Shareholder contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Arrangement as if made on that date.

     6.   Miscellaneous.

          (a) Non-Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Shareholder in this Voting Agreement shall terminate upon the Expiration Date; provided, however, nothing in this Section 6(a) shall relieve the Shareholder from liability after the Expiration Date for any breach on or prior to the Expiration Date of any representation, warranty, or agreement made by the Shareholder in this Voting Agreement.

          (b) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

          (c) Notices. All notices, consents or other communications required or permitted to be given under this Voting Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or two (2) business days after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified airmail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to S Company shall be sent to its address stated on page one of this Voting Agreement to the attention of S Company's General Counsel, with a copy sent simultaneously to the same address to the attention of S Company's Chief Financial Officer and to Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103, Facsimile No. 215-569-5628, Attention: Arthur H. Miller. Notices to the Shareholder shall be sent to its address stated on the signature page of this Voting Agreement, with a copy sent simultaneously to Meitar, Liquornik, Geva & Co., 16 Abba Hillel Silver Rd., Ramat-Gan 52506, Israel, Facsimile No.: 972-3-610-3111, Attention: Dan Shamgar except that, in the case of the STAR Funds, to: Goldfarb, Levy, Eran & Co., Eliahu House, 2 Ibn Gvirol Street, Tel Aviv 64077, Israel, Facsimile No.: 972-3-695-4344, Attention: Oded Eran. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 6(c), provided that any such change of address notice shall not be effective unless and until received.

          (d) Entire Understanding. This Voting Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Voting Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (e) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Voting Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

          (f) Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this

Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

          (g) Counterparts. This Voting Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Voting Agreement to produce or account for more than one counterpart hereof.

          (h) Section Headings. Section and subsection headings in this Voting Agreement are for convenience of reference only, do not constitute a part of this Voting Agreement, and shall not affect its interpretation.

          (i) References. All words used in this Voting Agreement shall be construed to be of such number and gender as the context requires or permits.

          (j) CONTROLLING LAW. EXCEPT FOR MATTERS GOVERNING THE GRANT OF A PROXY WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ISRAEL, THIS VOTING AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          (k) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Voting Agreement or otherwise, (i) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (iii) each of the parties irrevocably waives the right to trial by jury, (iv) each of the parties irrevocably consents to service of process by first class certified airmail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6(c), and (v) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

          (l) Non-exclusivity. The rights and remedies of S Company hereunder are not exclusive of or limited by any other rights or remedies which S Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

          (m) Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Voting Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

          (n) Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement. As used in this Voting Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

          (o) Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that S Company may assign all or any of its rights hereunder to any wholly-owned subsidiary of S Company (provided that such subsidiary remains a wholly-owned subsidiary of S Company). Subject to the preceding sentence, this Voting Agreement shall be binding upon Shareholder and his, her or its heirs, successors and assigns, and shall inure to the benefit of S Company and its successors and assigns. Without limiting any of the restrictions set forth in
Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any person to whom any Subject Securities are transferred. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

          (p) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that S Company shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which S Company is entitled at law or in equity.

          (q) Other Agreements and Independence of Obligations. Nothing in this Voting Agreement shall limit any of the rights or remedies of S Company or any of the obligations of Shareholder under any Affiliate Agreement between S Company and Shareholder or under any other agreement. The covenants and obligations of the Shareholder set forth in this Voting Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Company or S Company, on the other. The existence of any claim or cause of action by Shareholder against the S Company or the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.

          (r) Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in additional to any other relief to which the prevailing party may be entitled).


                     [BALANCE OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the undersigned has caused this Voting Agreement to be executed as of the date first stated above.

                                        SUNGARD DATA SYSTEMS INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        SHAREHOLDER:


                                        ----------------------------------------
                                        Name:

                                        Address:
                                                    ----------------------------

                                                    ----------------------------
                                        Facsimile:
                                                    ----------------------------
                                        Number of issued and outstanding Company
                                        Ordinary Shares owned of record as of
                                        the date of this Voting Agreement: _____

                                        Number of additional issued and
                                        outstanding Company Ordinary Shares
                                        owned beneficially (but not of record)
                                        as of the date of this Voting Agreement:
                                        _________

                                        Number of options, warrants and other
                                        rights to acquire Company Ordinary
                                        Shares owned of record as of the date of this Voting Agreement: ________

                                        Number of additional options, warrants
                                        and other rights to acquire Company
                                        Ordinary Shares owned beneficially (but
                                        not of record) as of the date of this
                                        Voting Agreement: __________

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

                               IRREVOCABLE PROXY


         The undersigned Shareholder of O Company, a corporation formed under the laws of the State of Israel (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Lawrence A. Gross, Michael J. Ruane, and SunGard Data Systems Inc., a Delaware corporation ("S Company"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the issued and outstanding Subject Securities, including Company Ordinary Shares, owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other Subject Securities, including Company Ordinary Shares, which the undersigned (individually or jointly) may acquire of record after the date hereof. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Subject Securities, including Company Ordinary Shares, are hereby revoked, and no subsequent proxies will be given with respect to any of the Subject Securities, including Company Ordinary Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between S Company and the undersigned (the "Voting Agreement"), and is granted in consideration of S Company entering into the Agreement, dated as of the date hereof, among S Company and the Company (the "Agreement"), which has attached thereto the related Plan of Arrangement. Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Agreement or the Voting Agreement, as the case may be.

         The attorneys and proxies named above will be empowered, and may exercise this proxy, at any time during the period from the date hereof through the Expiration Date at the Company Shareholders Meetings or Optionholders Meetings, however called, and at every adjournment or postponement thereof, or in any written action by consent of shareholders of the Company, to (i) appear, or cause the holder of record as of the Record Date to appear, at the Company Shareholders Meetings or Optionholders Meetings, or any adjournments or postponements thereof, for the purpose of establishing a quorum, and (ii) vote or cause to be voted the shares in favor of the Arrangement and the other related transactions, the execution and delivery by the Company of the Agreement and the Plan and the adoption and approval of the terms thereof and in favor of the transactions and each of the other actions contemplated by the Agreement and the Plan and any action by the Company reasonably required in furtherance thereof.

         This Proxy does not relate to, and the undersigned Shareholder remains entitled to vote the Subject Securities, including Company Ordinary Shares on, all other matters.

         This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Subject Securities, including Company Ordinary Shares), except as provided in the Voting Agreement.

         Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         This proxy shall terminate upon the Expiration Date.


Dated: ________________, 1999

                                        SHAREHOLDER:


                                        ----------------------------------------
                                        Name:


                                        Number of Company Ordinary Shares owned
                                        of record as of the date of this proxy:

                                        ------------

                                        Number of options, warrants and other
                                        rights to acquire Company Ordinary
                                        Shares owned of record as of the date of this Voting Agreement:

                                        ------------

                                      A-2